AMENDED AND RESTATED BYLAWS
OF
TELLURIAN INC.

Effective as of September 20, 2017

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ii

AMENDED AND RESTATED BY-LAWS
OF
TELLURIAN INC.

ARTICLE I
Offices
SECTION 1.    Registered Office.
The registered office of the corporation shall be as set forth in the Certificate of Incorporation of the corporation, as it may be amended from time to time (the “Certificate of Incorporation”).
SECTION 2.    Other Offices.
The corporation may also have other offices at such other places within or without the State of Delaware as the board of directors may from time to time determine.
ARTICLE II
Meetings of Stockholders
SECTION 1.    Place of Meetings.
All meetings of the stockholders of the corporation may be held at such place, if any, within or without the State of Delaware, as the board of directors may from time to time determine.
The board of directors may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.
SECTION 2.    Annual Meeting.
The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and time as the board of directors shall fix. The date, hour and place, if any, of each annual meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be specified in the notice of annual meeting. Unless otherwise required law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the annual meeting to each stockholder entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting. The board of directors may postpone, reschedule, adjourn, recess or cancel any annual meeting of stockholders previously scheduled by the board of directors.
At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) brought by or at the direction of the board of directors or any duly authorized committee thereof, or (c) brought by a stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 2 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2. For any business (other than nominations of persons for election to the board of directors, which is provided for in Section 3 of Article II of these By-Laws) to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding sentence, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the secretary of the corporation at the principal executive offices of the corporation, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, for notice by the stockholder to be timely it must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made by the corporation. For purposes of this Section 2 and Sections 3 and 4 of Article II of these By-Laws, public disclosure shall include disclosure in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
A stockholder’s notice to the secretary of the corporation shall set forth the following as to each matter the stockholder proposes to bring before the annual meeting:
(a)     a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
(b)    the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment); and
(c)     any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.
A stockholder’s notice to the secretary of the corporation shall set forth the following as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:
(a) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner;
(b) the class or series and number of shares of the corporation which are owned beneficially and of record by the stockholder and the beneficial owner;
(c)    a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;
(d)     a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation;
(e) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business;
(f)     a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such proposal; and
(g)     any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.
Notwithstanding anything in the By-Laws to the contrary and except as otherwise expressly provided in Rule 14a-8 of the Exchange Act, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2, and if the presiding officer should so determine, the presiding officer shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present the proposed business, such proposed business shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2 and Sections 3 and 4 of Article II of these By-Laws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals of business to be considered pursuant to this Section 2, and compliance with this Section 2 shall be the exclusive means for a stockholder to submit business other than nominations (other than business brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.
SECTION 3.    Notice of Stockholder Nominees.
Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at an annual meeting of stockholders only (a) by or at the direction of the board of directors or any duly authorized committee thereof or (b) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 3 is delivered to the secretary of the corporation, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3. Nominations by stockholders shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting was first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
A stockholder’s notice to the secretary of the corporation shall set forth the following as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

(a)    the name and address of such stockholder, as they appear on the corporation’s books, and the name and address of such beneficial owner;
(b)    the class or series and number of shares of the corporation which are owned beneficially and of record by the stockholder and the beneficial owner;
(c)     a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation;
(d)    a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;
(e)    a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including the nominee;
(f)     a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such nomination; and
(g)    any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.
In addition, the corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.
A stockholder’s notice to the secretary of the corporation shall set forth the following as to each person the stockholder proposes to nominate for election as a director:
(a)     all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with the Exchange Act, and the rules and regulations promulgated thereunder, and
(b)     such person’s written consent to being named in a proxy statement and to serving as a director of the corporation if elected.

Notwithstanding anything in the first paragraph of this Section 3 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under the first paragraph of this Section 3 and there is no public disclosure by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the corporation.
No person shall be eligible for election as a director of the corporation at an annual meeting unless nominated in accordance with the procedures set forth in these By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine and declare at the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if the presiding officer should so determine, the presiding officer shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded and such nomination shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.
Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 3, and compliance with Section 3 shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders. Nothing in this Section 3 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
SECTION 4.    Special Meetings; Notice.
Special meetings of the stockholders for any purpose or purposes may be called at any time by the chairman of the board of directors, or by the President of the corporation, or by the board of directors pursuant to a resolution approved by a majority of the entire board of directors. Unless otherwise required by law, notice of every special meeting, stating the date, time and place, if any, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes of such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before each such meeting to each stockholder of the corporation entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting. The board of directors may postpone, reschedule, adjourn, recess or cancel any special meeting previously scheduled by the board of directors.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be selected pursuant to the notice of meeting (a) by or at the direction of the board of directors or any duly authorized committee thereof or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 4 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 4. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Article II, Section 3 of these By-Laws shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
No person shall be eligible for election as a director of the corporation at a special meeting unless nominated in accordance with the procedures set forth in these By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine and declare at the meeting that the nomination was not made in accordance with the procedures prescribed by these By-Laws, and if the presiding officer should so determine, the presiding officer shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded and such nomination shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.
Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 4; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 4, and compliance with Section 4 shall be the exclusive means for a stockholder to make nominations at a special meeting of stockholders. Nothing in this Section 4 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
SECTION 5.    Waiver of Notice of Meetings.
Any waiver of notice given by a stockholder entitled to notice of a meeting, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice thereof, except when the stockholder attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of the stockholders need be specified in a waiver of notice.

SECTION 6.    Quorum.
The holders of at least thirty-three and one-third percent (33⅓%) in voting power of the total number of shares of stock issued and outstanding and entitled to be voted at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, the person presiding at the meeting of stockholders or the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in accordance with applicable law until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted by a quorum of the stockholders at the meeting as originally convened.
SECTION 7.    Voting at Stockholders’ Meetings.
Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, at all meetings of the stockholders, each holder of stock of the corporation having the right to vote at such meeting shall be entitled to one vote for each share of stock registered in his, her or its name on the record date for such meeting.
SECTION 8.    Proxies and Voting.
At any meeting of the stockholders, every stockholder entitled to vote may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Except as otherwise provided by these By-Laws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 8, a majority of the votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall be decided by a majority of the votes cast with respect thereto (and abstentions shall not be considered votes cast), unless a different or minimum vote is required or provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the corporation, or any law or regulation applicable to the corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.
SECTION 9.    Manner of Voting.
In the election of directors and in voting on any question on which a vote by written ballot is required by law or is demanded by any stockholder, the voting shall be by written ballot; on all other questions, voting may, but need not, be conducted by written ballot.
SECTION 10. Stock Register.
The corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 10 or to vote in person or by proxy at any meeting of the stockholders.
SECTION 11.     Record Date for Meetings of Stockholders.
In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
SECTION 12. Record Date for Stockholder Action by Written Consent.
If the board of directors determines that an action be submitted to stockholders for adoption by written consent in lieu of a meeting of stockholders pursuant to Article Sixth of the Certificate of Incorporation, in order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors within ten (10) days of the date on which the board of directors approves the taking of such action by written consent in lieu of a meeting of stockholders, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution approving the taking of such action.
SECTION 13. Presiding Officer and Secretary; Conduct of Business.
The chairman of the board of directors, or in the chairman’s absence, the president, shall call meetings of the stockholders to order and shall act as chairman of the meetings; but in the absence of the chairman and the president, the board of directors may appoint any person to act as the chairman of the meeting, and, in the absence of such an appointment by the board of directors of a chairman, the stockholders may elect a chairman to preside at the meeting. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the secretary’s absence the presiding officer may appoint any person to act as secretary of the meeting.
The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare at the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare at the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE III
Board of Directors
SECTION 1.    Number and Election of Directors.
The powers of the corporation shall be exercised by the board of directors, except such as are by law or by the Certificate of Incorporation or by the By-Laws of the corporation reserved to the stockholders. The number of directors shall be fixed in the manner provided in the Certificate of Incorporation. Directors shall be elected as set forth in the Certificate of Incorporation.

SECTION 2.    Quorum.
A majority of the total number of directors shall constitute a quorum of the board of directors for the conduct of business of the corporation. In the absence of a quorum the director or directors present in person, at the time and place at which the meeting shall have been called, may adjourn the meeting from time to time, and from place to place until a quorum shall be present. The act of a majority of the directors present in person at a meeting at which a quorum is present shall be the act of the board of directors.
SECTION 3.    Voting by Proxy.
Directors may not be represented and may not vote by proxy at directors’ meetings.
SECTION 4.    Regular Meetings.
Regular meetings of the board may be held upon such notice, or without notice, as the board of directors may by resolution from time to time determine.
SECTION 5.    Special Meetings.
Special meetings of the board shall be held whenever called by the chairman of the board of directors, the president or a majority of the entire board of directors. Notice of special meetings of the board of directors shall be given by the person or persons calling the meeting in person or by mail, telephone or electronic transmission at least twenty-four (24) hours before the special meeting. Special meetings of the board may be held for any purpose, without notice, whenever all of the directors are present in person (except when a director attends for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or shall waive notice thereof.
SECTION 6.    Place of Meeting.
Any meeting of the board of directors may be held at such place or places as may from time to time be established by resolution of the board, or as may be fixed in the notice of such meeting.
SECTION 7.    Compensation.
The board of directors shall have authority to fix fees of directors in compensation for their service as directors and as members of special or standing committees of the board of directors, including reasonable allowance of expenses actually incurred in connection with their duties.
SECTION 8. Committees.
The corporation hereby elects to be governed by Section 142(c)(2) of the DGCL. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.
SECTION 9. Chairman of the Board of Directors.
The board of directors shall elect from among its members a chairman of the board of directors. The chairman, if present, shall preside over all meetings of the stockholders and meetings of the board of directors. The chairman shall have such other duties as determined by the board of directors and, if not so determined, as generally pertain to the chairman of the board of directors of a corporation.
ARTICLE IV
Officers
SECTION 1.    Election, Term and Vacancies.
The board of directors shall annually elect the officers of the corporation which shall include a president, a secretary and a treasurer and which may include such other officers as the board of directors may deem necessary. Such officers shall have such authority and perform such duties as may from time to time be prescribed by the board of directors, and, to the extent not so prescribed, as generally pertain to their respective offices, subject to the control of the board of directors. Officers shall hold office for one year or until their successors are elected and qualified, provided, that any officer may be removed at any time by the board of directors. Vacancies occurring in the offices of the corporation shall be filled by the board of directors. No officer need be a director and any person may hold two or more offices, except those of president and vice president.
SECTION 2.    President.
The president shall be the chief executive officer of the corporation. In the absence of the chairman of the board of directors, the president shall preside at all meetings of the directors (assuming that the president is also a director of the corporation) and stockholders at which the president is present. The president shall have general management of the business of the corporation, subject to the board of directors, and shall see that all orders and resolutions of the board are carried into effect. The president shall execute contracts and other obligations authorized by the board, and may, without previous authority of the board, make such contracts as the ordinary business of the corporation shall require. The president shall have the usual powers and duties vested in the office of president of a corporation, but may delegate any of such powers to one or more of the vice presidents. The president shall have power to appoint all other officers and agents of the corporation except for the secretary, the treasurer, and such other officers as may be elected by the board of directors. The president shall have power to remove any officers and agents appointed by the president, and to make new appointments to fill vacancies in any such offices.
SECTION 3.    Vice Presidents.
The vice presidents of the corporation, if any, shall be vested with such powers and duties as the board of directors may from time to time decide.
SECTION 4.    Secretary.
The secretary shall attend all meetings of the stockholders, of the board of directors and of any committees of the board of directors, and record the votes and proceedings of such meetings in books to be kept for that purpose. The secretary shall keep the corporate seal in safe custody and affix it to any instrument requiring the same. The secretary shall attend to the giving and serving of notices of meetings, and shall have charge of such books and papers as properly belong to such office, or as may be committed to the secretary’s care by the board of directors or any committee thereof. The secretary shall also perform such other duties as pertain to the office or as may be required by the board of directors, or as may be delegated to the secretary from time to time by the president.
SECTION 5.    Treasurer.
The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in banks belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors or the president, taking proper vouchers for such disbursements, and shall render to the president or board of directors, whenever they require it, an account of all the treasurer’s transactions as treasurer and of the financial condition of the corporation.
SECTION 6.    Assistant Secretary and Assistant Treasurer.
The assistant secretary shall perform such duties as may be delegated to the assistant secretary by the secretary, or as may be required by the board of directors, and shall in the absence of the secretary perform all the functions and have all the duties and responsibilities of secretary. The assistant treasurer shall perform such duties as may be delegated to the assistant treasurer by the treasurer, and shall also perform such other duties as may be required by the board of directors. In the absence of the treasurer, the assistant treasurer shall have all the powers and all the duties and responsibilities of the treasurer. One person may hold the offices of assistant secretary and assistant treasurer.
SECTION 7.    Oaths and Bonds.
The board of directors may by resolution require any officers, agents or employees of the corporation to give oaths or to furnish bonds for the faithful performance of their respective duties.
SECTION 8.    Signatures.
All checks, drafts or orders for the payment of money, and all acceptances, bills of exchange and promissory notes may be signed by any officer or officers of the corporation, or by any other person designated by resolution of the board of directors.
SECTION 9.    Delegation of Duties.
In the event of death, resignation, retirement, disqualification, disability, sickness, absence, removal from office or refusal to act of any officer or agent of the corporation, or for any reason that the board of directors may deem sufficient, the board of directors may delegate the powers and duties of such officer or agent to any other officer or agent, or to any director, for the time being.
ARTICLE V
Shares of Stock
SECTION 1.    Stock Certificates; Uncertificated Stock.

The shares of the corporation’s capital stock shall be certificated provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical. Each holder of stock represented by certificates shall be entitled to a certificate of the capital stock of the corporation in such form, not inconsistent with law and the Certificate of Incorporation of the corporation, as may be approved by the board of directors. Certificates shall be signed by or in the name of the corporation by any two authorized officers of the corporation, including, but not limited to, the chairperson of the board of directors, the vice-chairperson of the board of directors, the president, a vice-president, the treasurer, an assistant treasurer, the secretary or an assistant secretary of the corporation. Any or all the signatures on the certificate may be a facsimile. Certificates shall be consecutively numbered, and the names of the persons owning the shares represented thereby, together with the number of such shares and the date of issue, shall be entered on the books of the corporation. Every certificate for shares of stock which are subject to any restriction on transfer shall contain such legend with respect thereto as is required by law. The corporation shall be permitted to issue fractional shares.
SECTION 2.    Registered Stockholders.
The corporation shall be entitled to treat the holder of record of any share or shares of stock in this corporation as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
SECTION 3.    Replacement of Certificates; Lost Certificates.
In case of the alleged loss, destruction or mutilation of a certificate of stock, a new certificate may be issued in place thereof, upon such terms as the board of directors may prescribe; provided, however, that if such class or series of shares have ceased to be certificated, a new uncertificated share may be issued upon such terms as the board of directors may prescribe. Any owner of such shares, or such owner’s legal representative, shall make an affidavit or affirmation of that fact, and shall advertise the same in such manner as the board of directors may require, and shall, if the board of directors so requires, give the corporation a bond of indemnity in such sum as they may direct.
SECTION 4.    Transfer of Shares.
Subject to applicable law and any restrictions on transfer and unless otherwise provided by the board of directors, shares of stock may be transferred only on the books of the corporation, if such shares are certificated, by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.
SECTION 5.    Addresses of Stockholders.
Notices may be sent to stockholders at their last known address, except as otherwise provided in these By-Laws or by applicable law.

SECTION 6.    Transfer Agents; Rules and Regulations.
The board of directors may appoint a transfer agent or one or more co-transfer agents and a registrar or one or more co-registrars and may make, or may authorize such agents and registrars to make, all such rules and regulations, subject to applicable law, as they may deem expedient governing the issue, transfer and registration of the certificates for shares of the capital stock of the corporation.
SECTION 7.    Voting Securities Held by the Corporation.
Unless otherwise provided by resolution adopted by the board of directors, the president may from time to time cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as the president may deem necessary or proper. The voting and other rights set forth in this Section 7 may be delegated by the president to a duly authorized officer or an attorney or agent.
ARTICLE VI
Indemnification and Advancement of Expenses
SECTION 1.    Right to Indemnification.
The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VI, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the corporation. For purposes of this Article VI only, an officer is any person holding a title specified in Article IV of these By-Laws.
SECTION 2. Advancement of Expenses.
The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

SECTION 3. Claims.
If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VI is not paid in full within thirty (30) days after the corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. With respect to claims for indemnification, neither the failure of the corporation (including by its directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any action that indemnification is proper in the circumstances because the Covered Person has met the applicable standard of conduct, nor an actual determination by the corporation (including by its directors, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct.
SECTION 4.    Non-exclusivity of Rights.
The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.
SECTION 5.    Other Sources.
The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
SECTION 6.    Amendment or Repeal.
Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these By-Laws after the occurrence of the act or omission that is the subject of the action, suit or proceeding for which indemnification or advancement of expenses is sought.
SECTION 7.    Other Indemnification and Advancement of Expenses.
This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
SECTION 8. Agreements for Indemnification and Advancement of Expenses.
The corporation may enter into agreements with its directors and officers (and with such other employees and agents as the board of directors deems appropriate in its sole and exclusive discretion)

both to indemnify such directors and officers (and such other employees and agents, if any) and to advance to such directors and officers (and such other employees and agents, if any) the funds for litigation expenses to the fullest extent permitted by the laws of the State of Delaware, as the same presently exist or may hereafter be amended, changed or modified.
ARTICLE VII
Dividends
SECTION 1.    Dividends and Reserves.
Before payment of any dividend, the board of directors may set aside out of the surplus or net profits of the corporation, such sum or sums as in their absolute discretion they may deem proper as a reserve fund for depreciation, renewal, repair and maintenance or for such other purposes as the directors shall think conducive to the interests of the corporation. Dividends upon the issued and outstanding stock of the corporation may be declared by the board of directors in accordance with applicable law.
SECTION 2.    Stock Dividends.
When the directors shall so determine, dividends may be paid in stock of the corporation; provided the stock requisite for such purpose shall be authorized and provided that the capital of the corporation shall equal at least the aggregate par value of all of the issued shares of stock of the corporation.
SECTION 3.    Record Date for Payment of Dividends and Other Rights.
In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action not otherwise addressed in these By-Laws, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
ARTICLE VIII
Fiscal Year
The fiscal year of the corporation shall end on the last day of December in each year or as otherwise determined by resolution of the board of directors.
ARTICLE IX
Seal
The corporate seal is, and until otherwise ordered and directed by the board of directors shall be, an impression upon paper or wax, bearing the name of the corporation, the year of its organization and the words “Corporate Seal Delaware.”
ARTICLE X

Amendments
These By-Laws may be altered, amended or repealed by the board of directors. Notwithstanding any other provision in these By-Laws to the contrary and subject to the rights of the holders of any series of Preferred Stock then outstanding, these By-Laws may also be altered, amended or repealed by the stockholders by the favorable vote of sixty-six and two-thirds percent (66⅔%) of the voting power of all outstanding voting stock of the corporation generally entitled to vote on the matter.